Exhibit 99.1

Sequential Brands Group Announces 2015 First Quarter Financial Results

•	Q1 Revenue increased 117% to $13.6 million vs. $6.3 million in the prior year quarter

•	Q1 Adjusted EBITDA increased 156% to $8.0 million vs. $3.1 million in the prior year quarter

New York, April 30, 2015 – Sequential Brands Group, Inc. (“Sequential” or the “Company”) (NASDAQ: SQBG) today announced financial results for the first quarter ended March 31, 2015.

First Quarter 2015 Results:

Total revenue for the first quarter ended March 31, 2015 increased to $13.6 million, compared to $6.3 million in the prior year quarter. Adjusted EBITDA for the first quarter increased to $8.0 million, compared to $3.1 million in the prior year quarter. On a non-GAAP basis, net income for the quarter was $1.3 million, or $0.03 per diluted share, compared to $0.8 million, or $0.03 per diluted share, in the prior year quarter. On a GAAP basis, net income for the quarter was $1.4 million, or $0.04 per diluted share, compared to net income of $0.7 million, or $0.03 per diluted share, in the prior year quarter. See tables below for a reconciliation of GAAP to non-GAAP measures.

Yehuda Shmidman, Sequential's Chief Executive Officer, commented, “We are pleased to begin 2015 with a strong quarter and the recently announced acquisition of a majority interest in the Jessica Simpson brand. Core to our growth strategy is that we are focused on executing on our playbook of both organic and acquisition growth, and our recent results and future plans reflect this strategy.”

Financial Update:

For the year ending December 31, 2015, the Company is reiterating revenue guidance of $78.0 - $81.0 million with Adjusted EBITDA of $48.5 - $50.5 million. The Company’s contractual guaranteed minimum royalties for 2015 total more than $62 million. Consistent with the Company's historical quarterly results, the Company expects revenue for 2015 to be weighted to the third and fourth quarters due to seasonality in the businesses of many of the Company's licensees.

During the first quarter, the Company recognized a non-material gain from the divestiture of the People’s Liberation brand to a third party operating company. However, for financial reporting purposes, the gain is excluded in the Company’s non-GAAP results as it is not reflective of the Company’s ongoing licensing business.

Investor Call and Webcast:

Management will provide further commentary today, April 30, 2015, on the Company's financial results via a conference call and webcast beginning at approximately 10:00am ET. To join the conference call, please dial (877) 407-0789 or visit the investor relations page on the Company's website www.sequentialbrandsgroup.com.

Non-GAAP Financial Measures:

See reconciliation tables below for non-GAAP metrics. These non-GAAP metrics may be inconsistent with similar measures presented by other companies and should only be used in conjunction with our results reported according to U.S. GAAP. Any financial measure other than those prepared in accordance with U.S. GAAP should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

About Sequential Brands Group, Inc.

Sequential Brands Group, Inc. (NASDAQ: SQBG) owns, promotes, markets, and licenses a portfolio of consumer brands in the fashion, active and lifestyle categories. Sequential seeks to ensure that its brands continue to thrive and grow by employing strong brand management, design and marketing teams. Sequential has licensed and intends to license its brands in a variety of consumer categories to retailers, wholesalers and distributors in the United States and around the world.

For more information, please visit Sequential's corporate website at: www.sequentialbrandsgroup.com. To inquire about licensing opportunities, please email: newbusiness@sbg-ny.com.

Forward-Looking Statements

Certain statements in this press release and oral statements made from time to time by representatives of the Company are forward-looking statements ("forward-looking statements") within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are made as of the date hereof and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management.  The Company's actual results could differ materially from those stated or implied in forward-looking statements.  Forward-looking statements include statements concerning guidance, plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, performance or products, underlying assumptions and other statements that are not historical in nature, including those that include the words "subject to," "believes," "anticipates," "plans," "expects," "intends," "estimates," "forecasts," "projects," "aims," "targets," "may," "will," "should," "can," the negatives thereof, variations thereon and similar expressions.  Such forward-looking statements reflect the Company's current views with respect to future events, based on what the Company believes are reasonable assumptions.  Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: (i) risks and uncertainties discussed in the reports that the Company has filed with the Securities and Exchange Commission; (ii) general economic, market, or business conditions; (iii) changes in the Company's competitive position or competitive actions by other companies; (iv) the Company's ability to maintain strong relationships with its licensees and retail partners; (v) the Company's ability to retain key personnel; (vi) the Company's ability to achieve and/or manage growth and to meet target metrics associated with such growth; (vii) the Company's ability to successfully attract new brands; (viii) the Company's ability to identify suitable targets for acquisitions; (ix) the Company's ability to obtain financing for the acquisitions on commercially reasonable terms; (x) the Company's substantial level of indebtedness, including the possibility that such indebtedness and related restrictive covenants may adversely affect the Company's future cash flows, results of operations and financial condition and decrease its operating flexibility; (xi) the Company's ability to integrate successfully the new acquisitions into its ongoing business; (xii) the Company's ability to achieve the anticipated results of these and other potential acquisitions; (xiii) the Company's largest stockholders control a significant percentage of the Company's common stock and appointed two members to the Company's board of directors, which may enable them to exert influence over corporate transactions and matters affecting the rights of the Company's stockholders; (xiv) the Company's ability to comply with government regulations; (xv) changes in laws or regulations or policies of federal and state regulators and agencies; and (xvi) other circumstances beyond the Company's control. Refer to section entitled "Risk Factors" set forth in the Company's Annual Reports on Form 10-K and the Company's Quarterly Reports on Form 10-Q for a discussion of important risks, uncertainties and other factors that may affect our business, results of operations and financial condition. The Company's stockholders are urged to consider such risks, uncertainties and factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. The Company is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Gary Klein, CFO

Sequential Brands Group, Inc.

(646) 564-2577

gklein@sbg-ny.com

ICR:

Rachel Schacter / John Rouleau

(203)-682-8200

Rachel.schacter@icrinc.com

Consolidated Income Statements:

(in thousands, except earnings per share data)

	(Unaudited)
	Three Months Ended March 31,
	2015	2014

Net revenue	$13,617	$6,262
Operating expenses	8,676	3,750
Income from operations	4,941	2,512
Other income	700	2
Interest expense	3,160	1,270
Income before income taxes	2,481	1,244
Provison for income taxes	919	397
Consolidated net income	1,562	847
Net income attributable to noncontrolling interest	(118)	(105)
Net income attributable to Sequential Brands Group, Inc. and Subsidiaries	$1,444	$742

Earnings per share attributable to Sequential Brands Group, Inc. and Subsidiaries:
Basic	$0.04	$0.03
Diluted	$0.04	$0.03

Weighted-average common shares outstanding:
Basic	39,039,993	24,700,717
Diluted	41,187,458	26,227,439

Select Balance Sheet Items:

(in thousands)	(Unaudited)
	Mar. 31, 2015	Dec. 31, 2014

Total Assets	$526,261	$526,363
Total Liabilities	$257,962	$261,463
Total Equity	$268,299	$264,900

Non-GAAP Financial Measure Reconciliation

(in thousands, except earnings per share data)

	(Unaudited)
	Three Months Ended March 31,
	2015	2014
GAAP net income	$1,444	$742
Adjustments:
Deal costs (a)	300	54
Non-cash mark-to-market restricted stock expense (b)	(30)	63
Sale of People's Liberation brand (c)	(700)	-
Tax effect of above items	151	(40)
Adjustment to taxes (d)	92	-
Total non-GAAP adjustments	(188)	77

Non-GAAP net income (1)	$1,256	$819

	(Unaudited)
	Three Months Ended March 31,
DILUTED EPS:	2015	2014
GAAP earnings per share	$0.04	$0.03
Adjustments:
Deal costs (a)	0.01	0.00
Non-cash mark-to-market restricted stock (income) expense (b)	(0.00)	0.00
Sale of People's Liberation brand (c)	(0.02)	-
Tax effect of above items	0.00	(0.00)
Adjustment to taxes (d)	0.00	-
Total non-GAAP adjustments	$(0.01)	$0.00

Non-GAAP earnings per share (1)	$0.03	$0.03

	(Unaudited)
	Three Months Ended March 31,
	2015	2014
GAAP net income	$1,444	$742
Adjustments:
Taxes	919	397
Interest expense, net	3,160	1,270
Non-cash compensation	2,531	464
Depreciation and amortization	378	205
Deal costs (b)	300	54
Sale of People's Liberation brand (c)	(700)	0
	6,588	2,390
Adjusted EBITDA (2)	$8,032	$3,132

(1)	Non-GAAP net income and non-GAAP earnings per share are non-GAAP financial measures which represent net income, excluding deal costs, mark-to-market adjustments to non-cash stock-based compensation provided to consultants and sale of People's Liberation brand. Management uses this information to measure performance over time on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations. Management believes that these non-GAAP measures provide investors with information regarding the underlying performance of the Company's core business operating results on a cash basis.
(2)	Adjusted EBITDA is defined as net income, excluding interest income or expense, taxes, depreciation and amortization, and excluding deal costs, non-cash compensation and sale of People's Liberation brand. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations. The Company believes Adjusted EBITDA provides additional information for determining its ability to meet future debt service requirements and capital expenditures.
(a)	Represents deal related costs for certain of the Company's acquisitions.
(b)	Represents the mark-to-market adjustments to non-cash stock-based compensation provided to consultants.
(c)	Represents the sale of the People's Liberation brand in Q1 2015.
(d)	Represents the adjustment to taxes in Q1 2015 to reflect a statutory tax rate of 35% for comparability purposes in the future. Q1 2014 does not reflect a tax adjustment.

Reconciliation of Non-GAAP Adjustment to Taxes

(in thousands, except statutory tax rate) *

(Unaudited)
Three Months Ended March 31, 2015

GAAP pre-tax net income	$2,481
Less: Net income attributable to noncontrolling interest	(118)
2,363

Non-GAAP adjustments:
Deal costs (a)	300
Non-cash mark-to-market restricted stock expense (b)	(30)
Sale of People's Liberation brand (c)	(700)
Total non-GAAP adjustments	(430)

Non-GAAP pre-tax net income	$1,933

Provision for taxes	919
35% tax effect of Non-GAAP adjustments above	(151)
Adjustment to taxes (d)	(92)
Normalized taxes	676

Statutory tax rate	35%

(a)	Represents deal related costs for certain of the Company's acquisitions.
(b)	Represents the mark-to-market adjustments to non-cash stock-based compensation provided to consultants.
(c)	Represents the sale of the People's Liberation brand in Q1 2015.
(d)	Represents the adjustment of taxes to reflect a statutory tax rate of 35% for comparability purposes in the future.

*	This table illustrates the calculation of the adjustment to taxes necessary to give effect to a statutory tax rate of 35% that we estimate would be applied to the Company's income, absent non-recurring items.

Non-GAAP Financial Measure Reconciliation - Projected Fiscal Year 2015

(in thousands)

	(Unaudited)
	Year ending December 31, 2015
	High	Low
GAAP net income	$13,692	$12,392

Adjustments:
Interest expense, net	19,604	19,604
Depreciation and amortization	1,724	1,724
Taxes	6,996	6,296
Estimated deal costs and other (a)	3,500	3,500
Non-cash compensation - performance based awards (b)	3,434	3,434
Non-cash compensation - restricted stock (c)	2,250	2,250
Sale of People's Liberation brand (d)	(700)	(700)
	36,808	36,108

Adjusted EBITDA (1)	$50,500	$48,500

(1)	Adjusted EBITDA is defined as net income, excluding interest expense, taxes, depreciation and amortization, and excluding estimated deal costs and other and non-cash compensation. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations. The Company believes Adjusted EBITDA provides additional information for determining its ability to meet future debt service requirements and capital expenditures.

(a)	Represents deal and other one-time costs related to the Company's acquisition transactions primarily related to legal, advisory and accounting costs that are not representative of the Company's day-to-day licensing business.
(b)	Represents non-cash expenses related to (1) 210,500 performance based awards granted under the Company's 2013 Stock Incentive Compensation Plan and (2) 153,389 performance based awards for the 2015 portion granted under the Company's 2013 Stock Incentive Compensation Plan which the Company anticipates will be earned in 2015. Excludes (1) future mark-to-market adjustments to non-cash compensation provided to consultants for performance based awards and (2) 195,444 performance based awards which the Company does not anticipate will be earned at this time.
(c)	Excludes future mark-to-market adjustments to non-cash compensation provided to consultants.
(d)	Represents the sale of the People's Liberation brand in Q1 2015.